Exhibit 10.1

FIRST AMENDMENT TO FIFTH AMENDED

AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of February 9, 2006, is made and entered into by and among GOLD KIST INC. (formerly known as Gold Kist Holdings Inc.), a Delaware corporation (the “Borrower”), the various banks and other lending institutions and institutional investors as are listed on the signature pages hereof as Lenders, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as the agent for the Lenders (the “Agent”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Agent, and the other agents party thereto are parties to that certain Fifth Amended and Restated Credit Agreement dated as of December 16, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Agent and the Lenders amend Section 1.1 of the Credit Agreement and the Agent and the Lenders have agreed to such amendment on the terms and conditions set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1, Definitions, is hereby modified and amended by amending and restating the definition of “Excess Cash Flow” in its entirety as follows:

““Excess Cash Flow” shall mean, for the Borrower and the Subsidiaries, for any period, the excess of EBITDA (as defined in the Senior Unsecured Note Indenture) for such period over the sum, without duplication, of (a) the portion of consolidated interest expense (as determined in accordance with GAAP) but excluding any amortization of original issue discount (“OID”) attributable to such period (to the extent such amounts would be included under GAAP and only to the extent of OID with respect to any instrument offered at less than 95% of face value) for such period plus (b) all federal, state, foreign and other income taxes accrued or paid in cash (without duplication) by the Borrower and the Subsidiaries during such period plus (c) for such period, an amount equal to the sum of (i) Capital Expenditures made in cash during such period plus (ii) the amount by which Capital Expenditures permitted to be made during such period pursuant to Sections 7.11(a)(i)(1) and (a)(i)(2) exceeds the amount of Capital Expenditures actually made during such period pursuant to such Sections; provided, however, that the amount of Capital Expenditures deductible pursuant to this clause (c)(ii) in any period shall not exceed the greater of (A) $75,000,000 and (B) 3.0% of net sales volume of the Borrower for the 4 consecutive fiscal quarter period of the Borrower ending on the day immediately preceding the first day of such current period plus (d) the amount by which the net difference between (i) Consolidated Current Assets, other than cash and cash equivalents, and (ii) Consolidated Current Liabilities, other than the current amount of Indebtedness outstanding under this Agreement, as of the last day of such period, differs from the comparable amount calculated as of the day immediately preceding the first day of such period.”

2. Strict Compliance. Except for the amendment set forth above, the text of the Credit Agreement and the Loan Documents shall remain in full force and effect. The Borrower acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.

3. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agent and each Lender as follows:

(a) the Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(b) this Amendment has been duly authorized, validly executed and delivered by one or more authorized signatories of the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

(c) the execution and delivery of this Amendment and performance by the Borrower under the Credit Agreement do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor contravene or conflict with the charter documents of the Borrower, or the provisions of any statute, judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which any of its properties are or may become bound; and

(d) as of the date hereof, and after giving effect to this Amendment (i) no Default or Event of Default exists under the Credit Agreement, and (ii) each representation and warranty set forth in Article 5 of the Credit Agreement is true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date.

4. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

5. Expenses. The Borrower agrees to pay all reasonable expenses of the Agent incurred in connection with this Amendment and the other agreements, instruments and documents to be delivered in connection therewith, including, without limitation, all fees and expenses of counsel to the Agent.

6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.

7. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of New York applicable to contracts made and performed in the State of New York without regard to the conflict of laws principles thereof.

8. Conditions to Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of the following conditions, which shall be satisfactory in form and substance to the Agent:

(a) Execution. This Amendment shall have been duly executed and delivered by the Borrower, the Agent and the Required Lenders; and

(b) Other Matters. The Loan Parties shall have provided such other information, documents, instruments and approvals as the Agent or the Agent’s counsel may reasonably require.

9. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:	GOLD KIST INC.

	By:	/s/ Stephen O. West
	Name:	Stephen O. West
	Title:	Chief Financial Officer,Vice President

	By:	/s/ J. David Dyson
	Name:	J. David Dyson
	Title:	General Counsel, Vice President and Secretary

[CORPORATE SEAL]

AGENT AND LENDERS:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

	By:	/s/ Richard J. Beard
	Name:	Richard J. Beard
	Title:	Executive Director

	By:	/s/ Rebecca Morrow
	Name:	Rebecca Morrow
	Title:	Executive Director

(SIGNATURES CONTINUE ON NEXT PAGE)

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK

By:	/s/ Gregory L. Cannon
Name:	Gregory L. Cannon
Title:	Director

ING CAPITAL LLC

By:	/s/ Lina A. Garcia
Name:	Lina A. Garcia
Title:	Vice President

HARRIS N.A.

By:	/s/ Philip Langheim
Name:	Philip Langheim
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ John W. Ball
Name:	John W. Ball
Title:	Vice President

COBANK, ACB

By:	/s/ Jim Stutzman
Name:	Jim Stutzman
Title:	Vice President

(SIGNATURES CONTINUE ON NEXT PAGE)

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

NATEXIS BANQUES POPULAIRES

By:	/s/ Alisa Trani
Name:	Alisa Trani
Title:	Assistant Vice President

By:	/s/ Stephen A. Jendras
Name:	Stephen A. Jendras
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ John McIntyre
Name:	John McIntyre
Title:	Vice President

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

By:	/s/ Alfred S. Compton, Jr.
Name:	Alfred S. Compton, Jr.
Title:	VP/Sr. Lending Officer

JPMORGAN CHASE BANK

By:
Name:
Title:

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CONSENT OF GUARANTORS

We, the undersigned, each as a Guarantor pursuant to that certain Fourth Amended and Restated Subsidiary Guaranty dated as of the 16th day of December, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby each (a) acknowledge receipt of a copy of the foregoing Amendment, and (b) acknowledge, consent and agree that (i) the Guaranty remains in full force and effect, and (ii) the execution and delivery of the foregoing Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify our respective obligations and liabilities under the Guaranty.

AGRATECH SEEDS INC.		(SEAL)

By:	/s/ Stephen O. West
Name:	Stephen O. West
Title:	Treasurer

AGRATRADE FINANCING, INC.		(SEAL)

By:	/s/ Stephen O. West
Name:	Stephen O. West
Title:	Treasurer

CROSS EQUIPMENT COMPANY, INC.		(SEAL)

By:	/s/ Stephen O. West
Name:	Stephen O. West
Title:	Treasurer

GK FINANCE CORPORATION		(SEAL)

By:	/s/ Stephen O. West
Name:	Stephen O. West
Title:	Vice President

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GK PEANUTS, INC.		(SEAL)

By:	/s/ Stephen O. West
Name:	Stephen O. West
Title:	Treasurer

GK PECANS, INC.		(SEAL)

By:	/s/ Stephen O. West
Name:	Stephen O. West
Title:	Treasurer

LUKER INC.		(SEAL)

By:	/s/ Stephen O. West
Name:	Stephen O. West
Title:	Treasurer

AGVESTMENTS, INC.		(SEAL)

By:	/s/ Stephen O. West
Name:	Stephen O. West
Title:	President